Exhibit 10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No.31 to Registration Statement No. 2-77068 on Form N-1A of our report dated September 20, 2006 relating to the financial statements and financial highlights of Merrill Lynch Focus Value Fund, Inc. (the “Fund”) (to be renamed BlackRock Focus Value Fund, Inc.) appearing in the Annual Report on Form N-CSR of the Fund for the year ended July 31, 2006, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey
September 27, 2006